Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

electroCore, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Short Hills, New Jersey

August 30, 2019